EXHIBIT 10.35

AMENDMENT OF LEASE AGREEMENT

This 5th day of June, 2006, Ridgely I, LLC (hereinafter “Landlord”) and Old Line Bank (hereinafter “Tenant”) do enter into an Amendment to the Lease they entered into on the 7th day of July, 2004 and amended July 2005.

Whereas the parties hereto entered into a Lease on July 7, 2004 and amended July 18, 2005,

Whereas, the parties hereto have agreed to amend said Lease and Amendment

Now, wherefore, the Lease of July 7, 2004 and Amendment of July 18, 2005, are amended as follows:

1.	The clauses added on Page 2A are eliminated in their entirety and the following clauses are hereby added:

Landlord and Tenant acknowledge that the premises that are the subject of this Lease Agreement are subject to construction and expect a commencement date of approximately March 31, 2007. All Parties acknowledge that the commencement date is subject to the construction schedule of the addition to an existing shopping center that can vary substantially based on weather, permitting, engineering and contractors. Under any circumstance the Lease shall not commence until 120 says from the date Landlord gives Tenant written notice that the Landlord has substantially completed Landlord’s work as outlined in Section 1.2 of the Lease or when Tenant opens for business whichever first occurs. It is further understood that if Landlord has not substantially completed all of the Landlord’s obligations under the Lease Agreement in regard to Section 1.2 of the Lease or before March 1, 2007 at the latest, the Tenant shall have the right to terminate the Lease Agreement without obligation to the Landlord.

2.	If Landlord has not obtained the building permit for construction of the premises by July 1, 2006, either party may terminate this Lease Agreement by giving the other written notice.

3.	The monthly rent as outlined in Section 3 is hereby amended to Six Thousand, Seven Hundred Sever & 43/100 ($6,707.43).

4.	All other terms and conditions contained in the Lease Agreement, unless contradicted by this Amendment, remain the same.

Witness:	Landlord:
____________	/s/William F. Chesley
William F. Chesley, Manager

Witness:	Tenant:

/s/Robyn J. Cottmeyer	/s/ James W. Cornelsen
Old Line Bank
James W. Cornelsen, President &
Chief Executive Officer